UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2006

SYNIVERSE HOLDINGS, INC.

SYNIVERSE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware Delaware	333-88168 333-88168	30-0041666 06-1262301
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8125 Highwoods Palm Way

Tampa, Florida 33647-1765

Telephone: (813) 637-5000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

On June 16, 2006, Syniverse Holdings, Inc. (the “Company”) and its wholly-owned subsidiary, Syniverse Technologies, Inc. (“Syniverse”), entered into, and consummated the transactions contemplated by, a Share Purchase Agreement (the “Purchase Agreement”) with Interactive Technology Holdings Limited (“ITHL”) and each of Raymond Cheung, Kenneth Wong, Peter Chan, DBS Nominees Pte Ltd and Seavi Advent Venture Management Pte Ltd (collectively, the “Guarantors”), pursuant to which Syniverse acquired all of the outstanding capital stock of Perfect Profits International Limited (“PPIL”). The description of the Purchase Agreement contained in Item 2.01 below is incorporated herein by reference.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference. A copy of the press release announcing the acquisition of PPIL is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference in its entirety.

ITEM 2.01. Completion of Acquisition or Disposition of Assets

On June 16, 2006 (the “Closing Date”), Syniverse acquired all of the outstanding capital stock of PPIL (the “Shares”) pursuant to the Purchase Agreement. The consideration paid for the Shares on the Closing Date was approximately $38 million, payable in cash. In addition, the Purchase Agreement contains certain earn-out provisions, pursuant to which ITHL may receive up to $2 million in additional cash consideration based upon certain levels of revenues and EBITDA (as defined in the Purchase Agreement) for fiscal year 2006 (year ended April 30, 2006) and up to $5 million in additional cash consideration based upon certain levels of revenues and EBITDA (as defined in the Purchase Agreement) for calendar year 2006. The aggregate purchase price is also subject to subsequent adjustment based on levels of working capital as of the Closing Date. The cash amounts paid on the Closing Date were provided from our existing cash balances. Syniverse paid $4 million of the aggregate cash consideration to an escrow account as security for the warranties of ITHL under the Purchase Agreement. In addition, pursuant to the terms of the Purchase Agreement, each of the Guarantors unconditionally and irrevocably guaranteed to Syniverse on a several basis the performance by ITHL of its obligations, commitments, undertakings, warranties and covenants under the Purchase Agreement and the other transaction documents to which ITHL is a party. Other than with respect to the Purchase Agreement and the agreements entered into in connection therewith, there are no material relationships between the Company and its affiliates, on the one hand, and ITHL and its affiliates, on the other hand.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

Financial statements, if any, required by this item will be filed within the time period prescribed by this item.

(b) Pro forma financial information.

Pro forma financial information, if any, required by this item will be filed within the time period prescribed by this item.

(c) Exhibits.

Exhibit No.	Description
2.1	Share Purchase Agreement, dated as of June 16, 2006, by and among Syniverse Holdings, Inc., Syniverse Technologies, Inc., Interactive Technology Holdings Limited and each of Raymond Cheung, Kenneth Wong, Peter Chan, DBS Nominees Pte Ltd and Seavi Advent Venture Management Pte Ltd.

99.1	Press Release issued on June 19, 2006 by Syniverse Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Dated: June 20, 2006

SYNIVERSE HOLDINGS, INC.
(Registrant)

/s/ Raymond L. Lawless
Raymond L. Lawless
Chief Financial Officer and Secretary

SYNIVERSE TECHNOLOGIES, INC.
(Registrant)

/s/ Raymond L. Lawless
Raymond L. Lawless
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Share Purchase Agreement, dated as of June 16, 2006, by and among Syniverse Holdings, Inc., Syniverse Technologies, Inc., Interactive Technology Holdings Limited and each of Raymond Cheung, Kenneth Wong, Peter Chan, DBS Nominees Pte Ltd and Seavi Advent Venture Management Pte Ltd.

99.1*	Press Release issued on June 19, 2006 by Syniverse Technologies, Inc.

*	Filed herewith electronically.